UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CHIRON CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RULE 14a-12 LEGEND

Participants in Solicitation

Chiron Corporation and Novartis AG and their respective directors & officers may be deemed to be participants in the solicitation of proxies from Chiron shareholders in connection with the merger. Information about the directors and executive officers of Chiron and their ownership of Chiron’s stock is set forth in the proxy statement for Chiron’s 2005 Annual Meeting of Shareholders. Investors can obtain more information when the Schedule 13e-3 and the proxy statement become available. Investors should read the Schedule 13e-3 and proxy statement carefully when they become available before making any voting decision.

November 22, 2005

Investor’s Business Daily leads the coverage today with an examination of the increasingly attractive market vaccines represents, as illustrated by the Novartis-Chiron deal.  CNN provides a roundup of the current events surrounding avian flu.  Rounding out the coverage is an interview with Biogen Idec’s VP of development, Burt Adelman, who discusses the company’s attempt to refocus its development capabilities.

Feature Story

Growth In Demand For Vaccines Is Key To Novartis-Chiron Deal

Investor’s Business Daily (Nov 22, 2005)

Until recently, drug makers avoided vaccines because profits were low and risks were high.  That’s changing.  Vaccines are becoming as lucrative as drugs.  Drug maker Chiron’s vaccine business — as well as its access to other growth markets — are key reasons behind Novartis’ announcement that it will buy the 58% of Chiron it doesn’t already own.  Read more>>

In Other News

Global Moves to Combat Flu Threat

CNN.com (Nov 22, 2005)

Global moves to combat the threat of avian flu are being stepped up, with China, the United States, Canada, Japan and North Korea all taking action to help stop the disease spreading.   Read more >>

Biogen VP Evangelizes Over ‘Not Made Here’

Reuters (Nov 22, 2005)

But Adelman, Biogen Idec’s executive vice president of development, has sent out on something of a crusade to create a much more external-looking development strategy and business culture.  “The first thing we need to do is establish a cultural alignment that the idea ‘not invented here’ is something to be proud of,” he said.   Read more >>

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